SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2003

HOLLYWOOD CASINO SHREVEPORT
SHREVEPORT CAPITAL CORPORATION

(Exact name of Registrant as specified in charter)

Louisiana Louisiana	333-88679	72-1225563 75-2830167
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

456 Clyde Fant Parkway Shreveport, Louisiana 71101
(Address of principal executive offices)

Registrant telephone number, including area code: (318) 220-0711

ITEM 5.	Other Events.

On August 1, 2003, HCS I, Inc., the managing general partner of Hollywood Casino Shreveport (“HCS”) announced that HCS will not make the August 1, 2003 interest payments, aggregating $12.3 million, due on the 13% Senior Secured Notes due 2006 and the 13% First Mortgage Notes due 2006 issued by HCS and Shreveport Capital Corporation as set forth in the accompanying news release.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	News release dated August 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD CASINO SHREVEPORT
	By:	HCS I, Inc.

Dated: August 1, 2003	By:	/s/ John C. Hull
John C. Hull
President and Chief Financial Officer

SHREVEPORT CAPITAL CORPORATION

Dated: August 1, 2003	By:	/s/ John C. Hull
John C. Hull
President and Chief Financial Officer